                                                                   EXHIBIT 10.49

                             INTERIM CAPITAL, INC.
                       FACTORING AND SECURITY AGREEMENT

July 29, 1994                                            Contract No:  ADCM-0014

Name of Seller:     Applied Data Communications

Name of Purchaser:  Interim Capital, Inc.


                                       I
                              FACTORING AGREEMENT

A. Interim Capital, Inc., a California corporation, as Purchaser, acting herein by and through its duly authorized corporate officer, and Applied Data Communications, acting herein by and through its duly authorized officer, do desire and intend to evidence herein their agreement for the purchase by Purchaser, from time to time, of select Accounts (defined herein) of Seller, under the terms and conditions of this Factoring and Security Agreement (referred to herein as this "Agreement"). Such Accounts purchased from time to time are to be listed on successive Schedules A to this Agreement.


                                       II
                                  INTRODUCTION

A. Seller acknowledges and agrees this is a factoring agreement and is intended to and does evidence a true factoring relationship between Purchaser and Seller, and this Agreement shall be interpreted to accomplish same, in all events. Both parties agree to modification and reformation of their rights and or duties to the extent necessary, but only to such extent to avoid classification of this Agreement and the relationship between Seller and Purchaser as a financing or loan arrangement.

B. All amounts payable hereunder are for purchases, services, discounts and other expenses. In the event any term or provision hereof is finally construed by any applicable governing authority to constitute interest, then in such event, but only in such event, such provision shall be modified without further notice or approval so that it is in compliance with the applicable governing laws.


                                      III
                                 TERMS DEFINED

A. Account Payor: The term "Account Payor" as used herein, shall mean the customer of the Seller, whose name is listed on each Account purchased and is referred to in the Schedules A, and made a part hereof.

B. Accounts: The term "Accounts" as used herein, shall mean all records of amounts owing to Seller by its Account Payors for bona fide sales by Seller in accordance with the terms agreed to by such Account Payor and Seller, where such goods/services as are represented by such Account records shall have been shipped or otherwise made available to the Account Payor and accepted by said Account Payor.

Accounts may include:

    1.  All of the Seller's Accounts reflected in the Account records.

    2. One or more specific Accounts of the Seller's reflected in the Account records.

    3. One or more of the Seller's valid invoices or billings for completed goods/services received and acknowledged as satisfactory by the customer.

    4. Seller's advance orders such as purchase orders, contracts for orders, agreements for orders or other legal documentation representing bona fide advance orders placed with Seller for goods/services which orders Seller has the right, capability and intention to fill and which Seller does properly and timely fill and invoice.

C. Schedules A: The term "Schedule A" as used herein shall mean each of the following:

    1. Each purchase, from time to time, under this Agreement of an Account, shall require a specific Schedule A.

    2. Each Schedule A shall contain a schedule of Accounts purchased under this Agreement.

    3. Each Schedule A shall be made a part of this Agreement and shall be numbered consecutively and reference the Contract Number assigned to this Agreement.

    4. Each Schedule A shall be dated the date of purchase of the Accounts reflected on such Schedule.

    5.  Each Schedule A shall be signed by Seller and Purchaser.

    6.  Each Schedule A as used herein shall be referred to as a "Schedule A".

D. MPC: The term "MPC" as used herein, shall mean the Maximum Purchase Ceiling. Purchaser's MPC is identified as the maximum outstanding balance, due at any one time on Accounts purchased from Seller, as established from time to time by Purchaser. Such MPC, shall be established in the sole judgment of Purchaser and may be so established or changed at any time by Purchaser, during the term of this Agreement. Purchaser shall notify Seller of any change in the MPC.

E. Assignment Letter: The term "Assignment Letter" as used herein, shall mean the Account Payor Assignment Letter and Directive for Payment, which shall be the official notification to the Account Payors that payments for the specific Accounts Purchased and reflected in the Schedules A be made directly to the Purchaser.

F. INP: The term "INP" as used herein, shall mean Invoices Not Purchased. Purchaser, it its sole discretion, shall have made an election not to purchase or not to consider for purchase from Seller certain invoices.

G. ANP: The term "ANP" as used herein, shall mean Accounts Not Purchased. Purchaser, in its sole discretion, shall have made an election not to purchase or not to consider for purchase from Seller certain Accounts.

H. Reserve Account: The term "Reserve Account" as used herein, shall mean Purchaser's Collateral Reserve Account, established, distributed and controlled solely by Purchaser.

I. Exhibits: Exhibit A, Purchaser's Lien & UCC-1 Financing Statement; Exhibit B, Discount and Service Fees; Exhibit C, Certification of Solvency.


                                       IV
                        ACCOUNT PURCHASE AND ASSIGNMENT

A. Seller hereby sells, transfers, conveys and assigns to Purchaser, all of Seller's right, title and interest in and to all Accounts as are accepted by Purchaser, together with all replacements, and proceeds thereof, all guaranties and security therefor, and all right, title and interest of Seller in and to the goods/services represented by such Accounts including, but not limited to, all rights to stoppage in transit, replevin, reclamation as an unpaid vendor, and all other rights available to Seller under all applicable agreements, laws, rules, regulations, orders and/or ordinances.

B.  Purchaser's rights shall also include the right to:

    1. Sell, assign, transfer, pledge, encumber, settle, and/or compromise any or all of the Accounts;

    2. Do all acts necessary or advisable in furtherance or any rights of Purchaser hereunder;

    3. Demand, receive and sue, in Seller's name at Purchaser's option, for any monies due or which may become due under such Accounts, or for enforcement of any rights afforded Seller;

    4.  Substitute one or more persons or entities with like powers;

    5. Sign and endorse on behalf of Seller, all checks and instruments, received in connection with payment on the Accounts; and

    6. Seller hereby irrevocably appoints Purchaser the attorney-in-fact of Seller for such purpose; and Seller hereby specifically authorizes, ratifies and confirms all that purchaser or its substitutes shall do by virtue thereof.

C. Seller specifically agrees to execute and/or prepare, and file or publish, at the request and direction of Purchaser any and all documentation and/or notice of Purchaser's rights herein as may be necessary or advisable, in Purchaser's discretion, to effect the terms hereof or to protect Purchaser's interest herein described.

D. Purchaser may, at its discretion, prepay Seller, prior to Seller's filling of an advance order or the creation by Seller of an invoice in regard thereto as payment for the Account to be created in connection with such advance order. In such event, the prepayment shall be referred to as an advance order prepayment and it is hereby agreed that all terms hereof applicable to an assignment of Accounts shall equally apply to an advance order prepayment. Immediately upon the creation of an invoice relating to an advance order prepayment, all rights in such shall be delivered to Purchaser. Additionally, Seller shall direct all suppliers, in connection with any such prepayments, to deliver all goods and/or services at the direction of Purchaser where requested by Purchaser and shall otherwise perform and execute such other documents a Purchaser shall request to effect the maximum security possible for Purchaser's prepayment.

E. In the event of any sale to Purchaser, by Seller, of an Advance order, then, without further action, Purchaser shall also obtain all of Seller's rights, then existing and/or later arising, in and to goods/services represented by such advance order and all of Seller's rights, as then existing or as later arising, in all invoices, guaranties, warranties, security agreements, and similar instruments, relating to such advance order. Provided that, it is specifically agreed that in purchasing the advance order, or otherwise making an advance order prepayment, all of Seller's interest therein shall be delivered to Purchaser without further notice immediately upon creation of such. Purchaser is purchasing the Accounts and any related rights, associated therewith; provided that, as described in Section XI-15, in no event shall purchaser be responsible, in whole or in part, for any duties, performance or obligations of Seller nor shall Seller be relieved thereof by reason of this Agreement.

                                       V
                            PURCHASER'S PERFORMANCE

A. In consideration for Seller's performance as described above and elsewhere herein, which performance shall be a condition precedent to any duties of Purchaser hereunder, Purchaser covenants and agrees to purchase all Accounts specifically identified by Purchaser as acceptable to Purchaser in Purchaser's sole discretion, subject to any MPC established by Purchaser.

B. Seller shall offer, in writing, Accounts to Purchaser for Purchase from time to time throughout the term hereof under the terms and conditions of this Agreement, with specific identification of such Accounts and the terms thereof. Purchaser shall notify Seller, within a reasonable time, of those proffered Accounts which are acceptable for purchase.

C. Purchaser shall issue each Account Payor notice of its obligation to make all payments on the Account to Purchaser by the Assignment Letter furnished by Purchaser and signed by Seller.

D. If any Account(s) remain unpaid over 60 days, Purchaser has the right to institute an internal audit/verification procedure of these Accounts or to hire an independent professional accounting firm to do the same. Expenses incurred are to be charged to the Seller as reimbursable expenses in addition to the fees and discounts. Such expenses shall be deducted from the Reserve Account, billed separately or added to the repurchase, as Purchaser shall determine.

E. If any Account(s) remain(s) unpaid for 75 days, Purchaser has the right, in its sole discretion, to require Seller to immediately repurchase such Account(s) and pay Purchaser the total amount previously paid or incurred by Purchaser in connection with such Account(s), as fees, discounts and/or expenses, and all additional costs and damages incurred by Purchaser in connection with such Account(s). Such amount shall be paid to Purchaser within seven days from dispatch of demand from Purchaser for such payment; provided that, if Purchaser has funds in the Reserve Account (described below), Purchaser, at its discretion and without further notice to Seller, may satisfy any portion or all of such payment obligation directly from the Reserve Account, in addition to applying any other payments received from INPs, ANPs or any other source.

F. In connection with any repurchase of an Account required by Purchaser pursuant to the preceding paragraph, it is specifically agreed that Seller shall be liable for any and all expenses to, or losses of, Purchaser occasioned by or resulting from:

    1.  Any breach by Seller of any warranty or covenant herein;

    2. Seller's contribution to, or aggregation of, an Account Payor's credit problem;

    3. Any dispute of any kind, regardless of validity, between Seller and the Account Payor where such dispute was not disclosed to Purchaser prior to purchase; and

    4. An Account Payor's assertion of a chargeback, return, retention, claim of loss or offset of any kind against Seller or Purchaser.

G. Upon notification to Seller, Purchaser, in its discretion, may purchase credit insurance on any Account Payors. The full cost of such credit insurance may be, as Purchaser determines, a deduction from the purchase price payable by Purchaser to Seller in the purchase of the Account.

H. The monthly cost of such credit insurance, as evidenced by billings or invoices from the insurance carrier, may, as Purchaser determines, be billed to Seller monthly and paid to Purchaser by the first day of the following month; provided that, Purchaser, in its sole discretion, may apply any funds in the Reserve Account in Payment of reasonable insurance costs owed by Seller for credit insurance purchased.

I. Purchaser agrees to service, for Seller, those Accounts listed in the Schedules A in such a manner as to properly record and report the receipts and distributions of such Accounts. Purchaser will furnish such reports to Seller as a service. Fees for these services are included in the schedule of fees attached to this Agreement. Seller's request for additional or special services shall be in writing and will require additional fees as agreed upon by Seller and Purchaser and made a part of this Agreement.


                                       VI
                           PURCHASE PRICE AND PAYMENT

A. The total purchase price payable for Accounts shall be equal to the face amount payable by an Account Payor on such Account, less Purchaser's fees, discounts, and reimbursable expenses and any deductions (Section V-F4) taken by the Account Payor from the amount of the face value of the Account, known or unknown to Purchaser. Purchaser's fees and discounts are identified on Exhibit B, attached hereto, and incorporated herein by reference for all purposes. Reimbursable expenses are described below.

B. It is specifically agreed that Accounts will be purchased hereunder in groups and identified by reference to the Schedule A on which such Accounts constituting a group are listed.

C. Notwithstanding any other provision hereof, in all events, and in Purchaser's sole discretion, Purchaser may apply any amount in the Reserve Account or any other payments received, whether relating to INP's, ANP's or otherwise, to compensate Purchaser for any breach by Seller of any provision of this Agreement, including failure to pay Purchaser any amount due to Purchaser hereunder, in preference to the payment to Seller described below.

D. The purchase price payable by Purchaser in the purchase of Accounts hereunder shall be paid in installments as follows:

    1. The First Installment: An initial payment computed as seventy percent (70%) of the face value of the Accounts purchased shall be paid by Purchaser to Seller upon notice by Purchaser to Seller of the purchase of specific proffered Accounts. Seller acknowledges receipt of the initial payment from Purchaser as a down payment for the purchase of the Accounts grouped or set out in the applicable Schedule A.

    2. The Final Installment: When all funds due have been collected by Purchaser from the Account Payors listed on the applicable Schedule A on which such Accounts purchased have been grouped, and only on the condition that all such funds are fully collected by Purchaser, Purchaser shall deliver a check to Seller, drawn against the Reserve Account identified below, for the remainder of the purchase price owed to Seller by Purchaser.

    3. The amount of the final installment shall not exceed an amount equal to the aggregate funds collected from the Accounts listed in the applicable Schedule A:

        (a)  Less the first installment
        (b)  Less all fees earned by Purchaser
        (c)  Less any Reimbursable Expenses (as defined in VII below)
        (d) Less any deductions taken by Account Payor from face amount of the Account
        (e)  Less any shortage or amount due Purchaser from any other purchase


                                      VII
                             REIMBURSABLE EXPENSES

A. Reimbursable Expenses, as such term is used herein, is hereby defined as any expense identified below, incurred by Purchaser in performance hereunder, the payment of which shall be reflected in Purchaser's purchase price for the Accounts. Seller thus hereby assumes full responsibility for, and agrees to indemnify and hold Purchaser harmless against, such expenses. The expenses included as Reimbursable Expenses are those expenses, and only those expenses, which are incurred in connection with the following activities performed in regard to the Accounts:

      1.      Credit Research, analysis, credit report                          Cost of Report

      2.      Wire transfer of immediately available funds to client accounts   Cost of Transfer

      3.      Overnight mail or hand delivery                                   Cost of Delivery

      4.      Check certification                                               Cost of Check

      5.      UCC search and filing fee                                         Cost of Search and filing

      6.      Services by Purchaser and/or any professional,
              including Attorneys, and Accountants Purchaser hires
              to audit, verify or assist in any way in protecting
              Purchaser's rights hereunder                                      Cost of Services

      7.      Credit Insurance purchased on any Account                         Cost of Insurance

      8.      Checks returned for NSF, Stop Payments, or
              deposited checks returned for any reason                          $20.00 charge/check


                                      VII
                                CONTINUING TERM

A. This Agreement evidences the continuing agreement of the parties hereto concerning the purchase and sale of Accounts. The terms of this Agreement shall begin on the execution date hereof and shall terminate upon receipt of written notice by either party of the intent of the other to terminate this Agreement, provided that such notice of termination shall not affect any Accounts then the property of Purchaser and this Agreement shall continue in full force and effect with respect to such Accounts until full payment is received by Purchaser and remittance by Purchaser to Seller of any amount payable to Seller under Section VI hereof.


                                       IX
                                RESERVE ACCOUNT

A. Purchaser agrees to maintain a Reserve Account as additional collateral for Purchaser to which Purchaser shall credit all payments made on the Accounts, less all amounts payable to Purchaser hereunder or deductible from Purchaser's purchase price, and subject to application for amounts due Purchaser as described herein. The Reserve Account shall be administered and controlled solely by Purchaser.

B. The unpaid purchase price owed Seller shall be payable from the Reserve Account by Purchaser, governed by the applicable Schedule A. Such shall be paid only after:

    1. Purchaser shall have collected all Accounts in the applicable Schedule A, in full;

    2. Purchaser shall have been paid in full for all fees, discounts and Reimbursable Expenses associated with each Account in the applicable Schedule A; and

    3. Seller shall be in full compliance with the terms of this Agreement and with regard to all Accounts purchased from Seller at any designated purchase date.

C. Purchaser shall be entitled, in its sole discretion and without notice to Seller, to apply any balance in the Reserve Account to:

    1.  Any Account Purchased on any Schedule A.

    2. Any Accounts purchased which shall not have been liquidated, under provisions of this Agreement;

    3. The payment of any sums which shall have become owing to Purchaser by Seller under the provisions of this Agreement; and

    4. The liquidation of any Accounts or the payment owing to Purchaser under this Agreement on any guaranty given in connection with this Agreement in the event of and at the time of filing or institution of a proceeding in receivership or insolvency by or against Seller or any guarantor of Seller's obligations under this Agreement. See Certification of Solvency, Exhibit C, attached hereto and made a part hereof.

D. It is specifically agreed, notwithstanding anything to the contrary expressed or implied elsewhere, that Purchaser and Seller may agree in writing that Seller shall continue to collect amounts owing on certain Accounts purchased by Purchaser. However, such shall not alter the character of the sale described in this Agreement. Seller shall merely collect amounts owing on the Accounts and immediately notify Purchaser upon receipt of such and remit one hundred percent (100%) thereof to Purchaser. Purchaser shall deposit such remittance in its Reserve Account and draw checks, therefrom.


                                       X
                                PURCHASER'S LIEN

A. As further consideration for Purchaser's performance hereunder, and as a condition precedent to such performance, and in order to secure Seller's covenants, representations and performance hereunder and the payment of all amounts due and under the Accounts and otherwise due by Seller to Purchaser, and to protect Purchaser from loss in association therewith, Seller does hereby give and grant unto Purchaser a security interest representing a first lien position in and to all of Seller's right, title and interest in and to the following, identified in aggregate as the "Collateral":

    1. Any and all amounts due Seller from the Reserve Accounts and replacements and proceeds thereof, or from Purchaser as the balance of Purchaser's purchase price as referenced herein;

    2. Any and all amounts collected by Seller on the Accounts where payments are made directly to Seller; and

    3. Any and all amounts received by Purchaser for all INP's, ANP's or any Account not under contract to Purchaser.

    4. The assets described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.


                                       XI
            SELLER'S WARRANTIES, REPRESENTATIONS AND INDEMNIFICATION

A. Seller hereby covenants and warrants as follows, as of the date of execution hereof and continuing throughout the term of this Agreement:

    1. Seller is the sole owner of the Accounts and no ownership interest in the Accounts has previously been assigned, pledged, mortgaged, encumbered or conveyed in any manner, nor has any security interest been granted or conveyed to any other person or entity in all or any part of Seller's Accounts and no financing statement covering the Accounts is filed in any public office.

    2. Seller has the full power and authority to sell each of the Accounts, whether individually or in its corporate capacity, free of any condition or restriction, and has duly authorized their sale and assignment to Purchaser through this Agreement.

    3. Each Account is for the amount stated in the applicable Schedule A, detailing each Account purchase and there are no set-offs, discounts, deduction, disputes, contingency or claims, restrictions, liens, security interests, encumbrances or counterclaims against Seller or any of the Accounts.

    4. Seller agrees to indemnify, hold harmless and forever defend Purchaser from any and all liability and expenses arising out of the sale of goods, wares, merchandise, or services evidenced by the Accounts, whether asserted by Seller's Account Payor or subsequent purchases or users.

    5. Seller agrees to execute any and all documents required by Purchaser to assist Purchaser in the collection of the Accounts and the enforcement of any liens or rights of Seller arising under the terms of the Accounts.

    6. In the event of a misrepresentation by Seller (either intentional or otherwise) of any Account or invoice or in the age of an Account or in the amount of an Account or a reduction by the Account Payor in the amount paid or owing on any Account for any reason, or a deficiency in the payment of any funds earned by or owing to Purchaser, including but not limited to any funds advanced by Purchaser to Seller, Purchaser may take a corresponding credit against the Reserve Account and any other payments received on or for the Account (whether purchased or unpurchased) without further notice.

    7. In addition, Purchaser may demand reimbursement directly from Seller for the amount of the deficiency and Seller shall immediately pay such amount to Purchaser. Upon Purchaser taking a credit or receiving payment from Seller due to any reduction in an Account as described in this paragraph, Purchaser may reassign such Account (or the portion thereof which has been reduced) to Seller without recourse.

    8. All those Accounts representing invoiced an/or filled advance orders, are currently and presently due and owing to Seller and payment is not contingent upon fulfillment of any obligation at any time. All those Accounts identified as advance order prepayments represent valid commitments of Seller which Seller has the ability and intent to properly fill and perform.

    9.  Purchaser and its assigns shall be the owner and holder of the Accounts.

   10. All proceeds, replacements, products, contract rights, lien rights and claims relating to the Accounts shall to be deemed a part of the Accounts.

   11. Seller hereby ratifies and affirms its solvency, the absence of protest to payment by any Account Payor and each of the statements made in its most current corporate resolutions delivered to Purchaser authorizing the sale of Accounts to Purchaser.

   12. Should Seller, at any time, breach any provision of any written agreement between Seller and Purchaser (including, but not limited to this Agreement) Purchaser shall have the right, upon notice to Seller in writing, to require Seller to repurchase all unpaid Accounts under this and all other agreements between Seller and Purchase, and such purchase shall be without recourse to Purchaser. Seller agrees to so purchase within seven (7) days of receipt of such written notice, said unpaid Accounts. In such event, Seller agrees that in addition to paying Purchaser any reimbursable expenses and special damages incurred by Purchaser, Seller shall pay all sums otherwise due under this and all other factoring agreements; Seller will be responsible for paying within the aforesaid seven day period a sum equal to the total purchase price, described in Section VI above, to the extent such has been paid or incurred by Purchaser.

    13. No provision hereof shall obligate Purchaser in any manner or to any degree, to Seller or to any third party whether such third party is with or without notice of this Agreement, to perform for Seller in regard to the underlying contract which gave rise to any Account. Seller and each guarantor do hereby covenant and agree to indemnify and hold Purchaser harmless for any and all performance, responsibility or duty owed by Seller to any Account Payor or other third party. Seller does covenant and agree to fully comply, in an acceptable manner, with the terms of any and all agreements with Account Payors to the extent such might affect the Accounts.

    14. Seller shall notify the Account Payors of its obligation to make all payments on the Accounts to Purchaser on the "Assignment Letter" provided by Purchaser (Section V-C).

    15. Each advance order included in the description of Accounts affected hereby, is valid; and Seller shall complete and deliver the goods/services associated therewith; Seller has the capability and intention of filling the advance orders, in a timely manner and agrees to so deliver and furnish invoices for same.

   16. Seller agrees to immediately notify Purchaser of any funds received for any Accounts sold to Purchaser. Seller also agrees to forward such funds to Purchaser immediately after notifying Purchaser of the receipt of these funds. Until forwarded to Purchaser, Seller holds such funds in trust for Purchaser and Seller shall have no rights to such funds.


                                      XII
                               DEFAULT BY SELLER

A. Any of the following acts, omissions and/or events, shall be and are hereby defined as events of default by seller, in addition to any further events defined elsewhere as events of default by Seller:

    1. Breach by Seller of its agreement with any Account Payor for whom Purchaser owns an Account;

    2. Breach by Seller of any obligation, covenant or warranty hereof, including but not limited to its repurchase obligation and/or its obligation to notify and remit funds to Purchaser; or

    3. Seller's insolvency or business failure or Seller's assignment for the preference of certain creditors or the taking over of the Collateral or any part thereof by a receiver of Seller or placing the same in the custody of any court or the filing by or against Seller of a petition for bankruptcy protection.
        (See Certification of Solvency, Exhibit C.)

B. Upon the occurrence of an event of default or warranty breach, and at any time thereafter, Purchaser may elect, to foreclose on its security interest in the above-described Collateral and Seller hereby expressly waives notice, demand and presentment. Provided that it is specifically agreed in all events, that upon such foreclosure, Purchaser must first proceed against the Reserve Account balance, and exhaust such, prior to any further action in regard to any other Collateral.

C. In the case of an event of default or warranty breach and such foreclosure, Purchaser shall have the right to retain the balance of the purchase price held in the Reserve Account and to set off against the Reserve Account any and all damages suffered by Purchaser. Purchaser shall have and may exercise any and all rights provided by the Uniform Commercial Code of the State of California, to the maximum extent provided by said Code (such rights to include the right to take possession of and dispose of the Collateral). Purchaser shall be entitled to avail itself of all such rights and remedies as may now or hereafter exist at law or in equity for the enforcement of the covenants, herein and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the Uniform Commercial Code of California, or by any other law of California, and nothing shall prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

D. Any requirement of reasonable notice to Seller of the time and place of any sale of the Collateral, or any other intended disposition thereof to be made, shall be met if such notice is mailed, postage prepaid, to Seller at the last known business address of Seller, as required by law.

E. Purchaser may remedy any default, without waiving same, or may waive any default without waiving any prior or subsequent default.

F. The security interest herein granted shall not be affected by nor affect any other security taken for the indebtedness hereby secured, or any part thereof, and any extensions may be made of Purchaser's rights and this security interest and any releases may be executed of the Collateral, or any part hereof, herein conveyed without affecting the priority of the security interest or the validity thereof with reference to any third person, and the holder of said rights shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit.


                                      XIII
                                 MISCELLANEOUS

A. This Agreement has been made and is performable in Orange County, California and shall be governed by the laws of the State of California.

B. Seller and each guarantor, in addition to all other obligations owed hereunder or in such guaranty agreements, shall, jointly and severally, be liable for the full amount of attorney's fees and other cost incurred by Purchaser in enforcing its rights hereunder and/or taking any legal action to settle, collect or defend the Accounts or any part thereof or security interest therein, together with interest on unpaid amounts at the maximum rate permitted by law.

C. This Agreement, and the exhibits attached hereto from time to time, set forth the complete and entire understanding between Seller and Purchaser as to the terms hereof. Such Agreement shall only be modified by a written instrument signed by all parties to be bound thereby.

D. Purchaser shall have all of the rights and remedies of a secured party as provided by the Uniform Commercial Code of the State of California, in addition to all other rights and remedies provided by other applicable law and all rights and remedies provided by this agreement. It is understood that the security interest created herein is intended and does hereby secure all present and future obligations of Seller to Purchaser.

E. Failure or delay by Purchaser in exercising any right hereunder shall not waive the later assertion of that right nor waive Seller's future performance.

F. Purchaser shall at all times have access to inspect and review all of Seller's accounts and financial records to protect Purchaser's position hereunder. Seller shall also furnish all financial data to Purchaser, immediately upon request for such from Purchaser and from time to time; such financial data to include but not be limited to all deposits or receipts, all accounts receivable and invoice payments, receipts for all required tax payments, proof of payment of all insurance, including worker's compensation payments and proof of all current payables.

G. All rights of Purchaser against Seller, in the event of Seller's nonperformance or breach, shall survive the termination of this Agreement.

H. This Agreement shall be binding on and inure to the benefit of the parties hereto and their legal representatives, heirs, executors, administrators, successors and assigns.

I. Any notice to be given hereunder shall be sufficient if in writing and personally delivered or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, to the parties addresses as set forth below. Notice shall be deemed given two (2) business days following dispatch as set forth above.

J. Notwithstanding any term or provision hereof which expressly or impliedly indicates otherwise, no amount payable hereunder is payable as interest, for the use, forbearance or detention of monies. All amounts specifically designated as interest shall be forgiven to the extent they cannot be restructured so as to constitute legally imposed charges. In no event shall this Agreement be interpreted or enforced to contract for, charge or authorize receipt of any interest in excess of the maximum nonusurious interest rate chargeable under applicable law in regard to which no claim or defense of usury could successfully be asserted. Any amount determined by a court of proper jurisdiction as usurious interest shall be deemed a mistake and shall be refunded to the Seller or credited to authorized amounts owed by such Seller to Purchaser. Provided that nothing herein above shall limit any fees, discounts or expenses payable to Purchaser where such do not constitute interest.

EXTENDED AND ENTERED into this Factoring and Security Agreement as of this date.


"PURCHASER"

INTERIM CAPITAL, INC.

/s/  John F. Fuini, Pres.
By:  John F. Fuini, President
     3020 Old Ranch Parkway, Suite 300
     Seal Beach, CA 90740


"SELLER"

Applied Data Communications

/s/  Walter J. Kane, Pres.
By:  Walter J. Kane, Pres.
     Applied Data Communications
     16 Technology, Suite 118
     Irvine, CA 92718


          By signature below and in exchange for sufficient, good and valuable consideration, the receipt of which, directly or indirectly, is hereby acknowledged, the undersigned "Guarantor" does personally, jointly and severally, guaranty all performance required in the above Agreement by the party identified therein as "Seller" and does agree to execute a formal Guaranty Agreement detailing the term of such Guaranty obligation where such is required by Purchaser.


Dated:    July 29, 1994                Guarantor    /s/ Walter J. Kane
                                                    Walter J. Kane

                                   EXHIBIT A

                          TO UCC-1 FINANCING STATEMENT

                                PURCHASER'S LIEN


In order to secure Purchaser's rights and Seller's obligations under this Purchase Agreement, Seller hereby grants to Purchaser a security interest in, and lien upon, all of Seller's rights, title and interest in, and to all of Seller's existing and hereafter acquired Accounts Receivable, Accounts, Invoices, Advance Orders, Contract rights, and Intangibles, Chattel Paper, Documents, Instruments, Money Goods, Insurance Policies, Inventory, Equipment and Vehicles and all proceeds and replacements and additions thereof and thereto shall be and become security for Seller's performance under the Agreement and collateral to Purchaser.

Seller shall execute such Financing Statements and other documents as Purchaser shall request to effect the attachment, perfection and continuation of Purchaser's security interest immediately upon execution hereof and continuing thereafter for so long as any amount remains owing to Purchaser hereunder.

                                   EXHIBIT B

                           DISCOUNT AND SERVICE FEES



If collection of the Account is completed within the below stated periods, then the amount of the fee earned by INTERIM CAPITAL, INC. for discount and services is as listed below:



          FEE PERIOD                         FEE EARNED

          0 to 10 days from date hereof       2.0%

          11 to 20 days from date hereof      4.0%

          21 to 30 days from date hereof      6.0%

          31 to 40 days from date hereof      8.0%

          41 to 50 days from date hereof      10.0%

          51 to 60 days from date hereof      12.5%

          61 to 75 days from date hereof      16.0%

          76 to 90 days from date hereof      18.0%

          After 91 days from date hereof      1% per month additional



Signed:    By  /s/ Walter J. Kane        July 29, 1994
               Walter J. Kane

                                   EXHIBIT C

                           CERTIFICATION OF SOLVENCY


I, Walter J. Kane ("Seller") do hereby voluntarily and without coercion from INTERIM CAPITAL, INC. ("IC") or any third party, certify that I (as a principal of Seller), and the seller is solvent and not in bankruptcy at this time.

    I further certify that:

    1.  Seller and the undersigned have never declared Bankruptcy.

    2.  Seller and the undersigned have no intention of declaring Bankruptcy.

    3. The Accounts listed in the Schedules A of this Agreement, have been sold to INTERIM CAPITAL, INC. and are no longer my assets or the assets of the above-mentioned Seller.

In the event it becomes necessary to declare bankruptcy at some time in the future, this Certification shall serve as notice to the Courts that all monies received from on these "Specified Accounts" listed on specific Schedules A are due and owing in total to IC and should be paid to IC. The Reserve Account held by IC, is additional collateral to insure payment to IC of all funds and fees due and owing to IC. After receipt of all monies due and owing, IC shall then forward any balance in the Reserve Account to the Court, along with any accounting thereof.

This Certification shall serve as notice to the Account Payor(s) named on these "Specified Accounts", which have been purchased by IC and listed in all Schedules A of this Agreement, that such "Specified Accounts" are not the assets of the above-named person or firm, but rather the assets of IC and that this action or any further similar action shall not in any way interfere or stop the payment of these "Specified Accounts", by the Account Payor, to Interim Capital, Inc.



Applied Data Communications


Signed:  By  /s/ Walter J. Kane             July 29, 1994
             Walter J. Kane, Pres.

Signed:  By  /s/ Walter J. Kane
             Walter J. Kane

                              PURCHASER'S NOTORIAL


STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )



       On July 29, 1994, before me, Bonnie J. Hemingway, a Notary Public in and for the State of California, personally appeared John F. Fuini, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

       WITHNESS my hand and official seal.



                                       /s/ Bonnie Jeanne Hemingway
                                       Notary Public in and for said State


(Notarial Seal)

                               SELLER'S NOTORIAL


STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )



       On July 29, 1994, before me, Bonnie J. Hemingway, a Notary Public in and for the State of California, personally appeared Walter J. Kane, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

       WITHNESS my hand and official seal.



                                       /s/ Bonnie Jeanne Hemingway
                                       Notary Public in and for said State


(Notarial Seal)

                              GUARANTOR'S NOTORIAL


STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ORANGE     )



       On July 29, 1994, before me, Bonnie J. Hemingway, a Notary Public in and for the State of California, personally appeared Walter J. Kane, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

       WITHNESS my hand and official seal.



                                       /s/ Bonnie Jeanne Hemingway
                                       Notary Public in and for said State


(Notarial Seal)

               HOLD HARMLESS AGREEMENT AND AGREEMENT OF INDEMNITY


       Whereas, Wells Fargo Bank (hereinafter "Bank") has been asked by the undersigns to permit Interim Capital, Inc. to deposit into its accounts at the Bank checks that are made payable to the undersigned company without the respective company's endorsement. As a result of the Bank's agreement to use its discretion, on a case by case basis, to permit Interim Capital, Inc. to deposit said company's checks into its account both Interim Capital, Inc. and the undersigned company agrees to execute this agreement of indemnity.

       In consideration of the Bank's agreement to exercise its option to deposit said checks into Interim Capital, Inc.'s account without the respective company's endorsement, Interim Capital, Inc. and each respective payee of said check agrees, jointly and severally, to indemnify the Bank and to hold the Bank harmless for any loss suffered by the Bank, in an amount not limited to the amount of each check, and including and not limited to reasonable attorney's fees, as a result of the Bank accepting the checks.

       The undersigns agreement to indemnify and hold the bank harmless from any loss suffered for any past, present, or future claims regarding the deposit of said checks, includes any loss suffered by the Bank for any reason and not limited to a claim of lack of proper, complete or a forged endorsement. The undersigns agree that in the event the Bank suffered or suffers and loss at any time, for any reason, the Bank can immediately debit any of your accounts for the amounts of the loss sustained.

The undersigns acknowledges that its authorization the Bank for Interim Capital, Inc. to deposit said company's checks to Interim Capital, Inc.'s account without the respective company's endorsement shall remain in effect until a Bank officer acknowledges in writing receipt of the undersigns written termination of its grant of authority.


Interim Capital, Inc.            Company:  Applied Data Corporation



By:  /s/ John F. Fuini           By:    /s/ Walter J. Kane
     John F. Fuini                      Walter J. Kane


Title:  President                Title: President & CEO


Date:  July 29, 1994             Date:  7-29-94